                                                                   Exhibit 10.16
                                                                     (Form 10-K)

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the "Amendment"), is entered into as of December 13, 2002 by and between William R. Hartman (the "Executive") and Citizens Banking Corporation, a Michigan corporation (the "Company")

WHEREAS, the parties desire to enter into this Amendment in order to amend the terms of the Employment Agreement entered into between the parties on February 11, 2002;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

1. Compensation. The Executive agrees to voluntary waive his right to the guaranteed cash bonus in the amount of $200,000 as described in Section 3(e) of the Employment Agreement. In lieu of the guaranteed cash bonus, the parties agree that the Executive will receive Common Stock with a fair market value of $200,000, valued as of January 15, 2003 . The Executive agrees that the Common Stock received by the Executive pursuant to this Amendment will not be sold as long as the Executive remains employed by the Company. The parties further agree that the Executive shall be entitled to vote the Common Stock and receive dividends thereon. Notwithstanding the foregoing, the parties agree that receipt of Common Stock in lieu of the guaranteed cash bonus will not in anyway diminish the severance benefit that the Executive would be entitled to pursuant to Section 5(c)(i) of the Employment Agreement. For purposes of Section 5(c)(i), the Executive will have been deemed to have received a $200,000 cash bonus for the year ending December 31, 2002.

2. Continuing Effect of Employment Agreement. Except as amended hereby, all other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS THEREOF, the Executive and the Company have caused this Second Amendment to Employment Agreement to be executed as of the date set forth above.


William R. Hartman                     Citizens Banking Corporation



/s/ William R. Hartman                 By: /s/ Kendall B. Williams
-------------------------------            -------------------------------------
Executive                                    Kendall B. Williams

                                       Its:Chairman, Compensation and Benefits
                                           Committee